Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinzcompany.com	ir@kraftheinzcompany.com
KRAFT HEINZ REPORTS THIRD QUARTER 2016 RESULTS

•	Q3 GAAP net sales increased 2.4% due to the merger of Kraft and Heinz; Organic Net Sales(1) declined 1.0%

•	Q3 GAAP operating income increased 254% and net income attributable to common shareholders increased to $842 million

•	Q3 Adjusted EBITDA(1) increased to $1.8 billion from $1.5 billion in the year-ago period

•	Q3 GAAP diluted EPS increased to $0.69; Adjusted EPS(1) increased to $0.83

PITTSBURGH & CHICAGO - Nov. 3, 2016 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported third quarter 2016 financial results that reflected a combination of significant gains from cost savings and the redemption of preferred stock, as well as lower taxes versus the prior year period.

“Overall, our third quarter results are a good representation of where we are as a company,” said Kraft Heinz CEO Bernardo Hees. “While our financial performance is respectable, we continue to have the opportunity to improve our offerings and retail execution in several key markets and take our brands to places they don’t currently compete. Our focus now is to finish 2016 strong and set the stage for another year of strong, profitable growth in 2017.”

Q3 2016 Financial Summary

	For the Three Months Ended		Year-over-year Change
	October 2, 2016	September 27, 2015	Actual	Currency		Divestitures	Organic
	(in millions, except per share data)
GAAP net sales	$6,267	$6,120	2.4%
GAAP operating income	1,413	399	254.1%
GAAP net income/(loss) attributable to common shareholders	842	(303)	nm
GAAP diluted EPS	$0.69	$(0.27)	nm

Pro forma net sales(2)	$6,267	$6,363	(1.5)%	(0.5	) pp	—	(1.0)%
Adjusted EBITDA(1,2)	1,803	1,482	21.7%
Adjusted EPS(1,2)	$0.83	$0.44	88.6%

Net sales were $6.3 billion, down 1.5 percent versus pro forma net sales for the year-ago period, including a negative 0.5 percentage point impact from currency. Organic Net Sales decreased 1.0 percent versus the year-ago period. Pricing decreased 0.7 percentage points driven by key commodity(3) deflation in the United States, primarily in meats and coffee, and coffee in Canada, as well as higher promotional expenses in Europe. Volume/mix decreased 0.3 percentage points primarily due to lower shipments across several categories, particularly cold cuts, foodservice and nuts in the United States. This was partially offset by growth driven by innovation in Lunchables and the macaroni and cheese portfolio, as well as gains in coffee in the United States and growth in condiments and sauces globally.
Net income attributable to common shareholders increased to $842 million and GAAP diluted EPS increased to $0.69. Adjusted EBITDA increased 21.7 percent versus the year-ago period to $1.8 billion, including a negative 0.8 percentage point impact from currency, driven by gains from cost savings initiatives(4) and favorable pricing net of key commodity costs. Adjusted EPS increased 88.6 percent versus the year-ago period to $0.83, mainly reflecting growth in Adjusted EBITDA, the refinancing of Series A Preferred Stock and lower taxes.

Q3 2016 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	October 2, 2016	September 27, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$4,395	$4,449	(1.2)%	—	—	(1.2)%
Segment Adjusted EBITDA(1,2,5)	1,349	1,033	30.6%
United States net sales were $4.4 billion, down 1.2 percent versus pro forma net sales for the year-ago period. Pricing decreased 0.7 percentage points driven by deflation in key commodities, primarily in meats and coffee. Volume/mix was 0.5 percentage points lower reflecting growth from innovation in Lunchables and the macaroni and cheese portfolio, as well as gains from coffee, that were more than offset by declines in cold cuts, foodservice and nuts.
United States Segment Adjusted EBITDA increased 30.6 percent versus the year-ago period to $1.3 billion. Gains from cost savings initiatives and, to a lesser extent, favorable pricing net of key commodity costs were partially offset by lower volume/mix.

Canada

	For the Three Months Ended		Year-over-year Change
	October 2, 2016	September 27, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2)	$550	$539	2.0%	—	—	2.0%
Segment Adjusted EBITDA(1,2)	148	110	34.5%
Canada net sales and Organic Net Sales were $550 million, up 2.0 percent versus pro forma net sales for the year-ago period. Pricing decreased 1.4 percentage points primarily due to commodity-driven pricing actions in coffee. Volume/mix increased 3.4 percentage points driven by gains in foodservice as well as shipment timing in macaroni & cheese and coffee.

Canada Segment Adjusted EBITDA increased 34.5 percent versus the year-ago period to $148 million, including a 1.8 percentage point favorable impact from currency. Excluding currency, gains were driven by cost savings initiatives and volume/mix growth.

Europe

	For the Three Months Ended		Year-over-year Change
	October 2, 2016	September 27, 2015	Actual	Currency		Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$513	$600	(14.5)%	(6.7	) pp	—	(7.8)%
Segment Adjusted EBITDA(1,2,5)	183	223	(17.9)%
Europe net sales were $513 million, down 14.5 percent versus pro forma net sales for the year-ago period, including a negative 6.7 percentage point impact from currency. Organic Net Sales were 7.8 percent lower than the year-ago period. Pricing was down 2.9 percentage points primarily due to the timing of promotional expenses versus the prior year. Volume/mix decreased 4.9 percentage points reflecting a combination of shipment timing versus the prior year as well as ongoing consumption weakness across several categories, primarily in the UK and the Netherlands.
Europe Segment Adjusted EBITDA decreased 17.9 percent versus the year-ago period to $183 million, including a negative 8.5 percentage point impact from currency, as manufacturing savings were more than offset by a combination of unfavorable volume/mix, lower pricing and increased marketing investments.

Rest of World(6)

	For the Three Months Ended		Year-over-year Change
	October 2, 2016	September 27, 2015	Actual	Currency		Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$809	$775	4.4%	0.8	pp	—	3.6%
Segment Adjusted EBITDA(1,2,5)	150	152	(1.3)%
Rest of World net sales were $809 million, up 4.4 percent versus pro forma net sales in the year-ago period, including a favorable currency impact of 0.8 percentage points. Organic Net Sales increased 3.6 percent versus the year-ago period. Pricing increased 1.9 percentage points as pricing actions to offset higher input costs in local currency, particularly in Latin America, were partially offset by higher promotional spending to support new product initiatives. Volume/mix increased 1.7 percentage points driven by strong growth in condiments and sauces across all regions.
Rest of World Segment Adjusted EBITDA decreased 1.3 percent versus the year-ago period to $150 million, despite a positive 2.6 percentage point impact from currency. Excluding the impact from currency, Segment Adjusted EBITDA declined as organic sales growth was more than offset by a combination of higher input costs in local currency and investments behind new product initiatives.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)
Pro forma net sales, Adjusted EBITDA and Adjusted EPS for the three months ended September 27, 2015 include the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. There are no pro forma adjustments for the three months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period. Please see discussion of the unaudited pro forma condensed combined financial information at the end of this press release for more information.

(3)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(4)	Cost savings initiatives include the Company's integration, restructuring and ongoing productivity efforts.

(5)
In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended September 27, 2015, this change resulted in the reclassification of $92 million of pro forma net sales from the United States segment to the Rest of World segment ($91 million) and Europe segment ($1 million), as well as $28 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($27 million) and Europe ($1 million).

(6)	Rest of World is comprised of three operating segments: Asia Pacific; Latin America; and, Russia, India, the Middle East and Africa (“RIMEA”).
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's third quarter 2016 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5:00 p.m. Eastern time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “expect,” “continue,” “improve,” “believe,” “will,” "focus," and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, investments, execution, growth and integration. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; the Company's ability to maintain, extend and expand its reputation and brand image; the Company's ability to differentiate its products from other brands; the consolidation of retail customers; the Company's ability to predict, identify and interpret changes in consumer preferences and demand; the Company's ability to drive revenue growth in its key product categories, increase its market share or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company's management team or other key personnel; the Company's inability to realize the anticipated benefits from the Company's cost savings initiatives; changes in relationships with significant customers and suppliers; execution of the Company's international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the business and operations of the Company in the expected time frame; the Company's ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which the Company operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives that the Company uses; exchange rate fluctuations; disruptions in information technology networks and systems; the Company's inability to protect intellectual property rights; impacts of natural events in the locations in which the Company or its customers, suppliers or regulators operate; the Company's indebtedness and ability to pay such indebtedness; tax law changes or interpretations; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information (the “pro forma financial information”) presented in this release illustrates the estimated effects of the merger (the “2015 Merger”) consummated on July 2, 2015 (the “2015 Merger Date”) of Kraft Foods Group, Inc. (“Kraft”) with and into a wholly-owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”), the related equity investments and common stock conversion, the application of the acquisition method of accounting, and conformance of accounting policies. The pro forma financial information is presented as if the 2015 Merger had been consummated on December 30, 2013, the first business day of the Company’s 2014 fiscal year, and combines the historical results of Kraft and Heinz. For additional information on the 2015 Merger, please refer to the Company’s filings with the SEC.
The pro forma financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. The Company utilized estimated fair values at the 2015 Merger Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. Such allocation was final as of July 3, 2016.
The historical consolidated financial statements have been adjusted in the accompanying pro forma financial information to give effect to unaudited pro forma events that are (1) directly attributable to the 2015 Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company.
This pro forma financial information is not necessarily indicative of what the Company’s results of operations actually would have been had the 2015 Merger been completed as of December 30, 2013. In addition, the pro forma financial information is not indicative of future results or current financial conditions and does not reflect any additional anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger.
This pro forma financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. Certain reclassifications have been made to the historical Kraft and Heinz results to align accounting policies and eliminate intercompany sales in all periods presented.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of acquisitions, currency, divestitures and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 currency devaluation, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes; in addition to these adjustments, the Company excludes, when they occur, the impacts of depreciation and amortization (excluding integration and restructuring expenses) (including amortization of postretirement benefit plans prior service credits), integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation, and equity award compensation expense (excluding integration and restructuring expenses). Adjusted EBITDA for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, and nonmonetary currency devaluation, and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted EPS for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations for the relevant periods.

	Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Net sales	$6,267	$6,120	$19,630	$11,214
Cost of products sold	4,049	4,492	12,503	7,857
Gross profit	2,218	1,628	7,127	3,357
Selling, general and administrative expenses	805	1,229	2,565	2,005
Operating income	1,413	399	4,562	1,352
Interest expense	311	460	824	1,055
Other expense/(income), net	(3)	108	(5)	314
Income/(loss) before income taxes	1,105	(169)	3,743	(17)
Provision for/(benefit from) income taxes	262	(49)	1,045	(16)
Net income/(loss)	843	(120)	2,698	(1)
Net income/(loss) attributable to noncontrolling interest	1	3	10	10
Net income/(loss) attributable to Kraft Heinz	842	(123)	2,688	(11)
Preferred dividends(a)	—	180	180	540
Net income/(loss) attributable to common shareholders	$842	$(303)	$2,508	$(551)

Basic shares outstanding	1,218	1,142	1,216	633
Diluted shares outstanding	1,228	1,142	1,226	633

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.69	$(0.27)	$2.06	$(0.87)
Diluted earnings/(loss) per share	0.69	(0.27)	2.05	(0.87)

*The consolidated statements of income for the three and nine months ended September 27, 2015 reflect the results for Heinz and the results of Kraft Heinz for the period after the 2015 Merger occurred on July 2, 2015.

(a) In connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015. Accordingly, there were no cash distributions related to the Company's Series A Preferred Stock in the first quarter of 2016. Additionally, as the Series A Preferred Stock was redeemed on June 7, 2016, there were no cash distributions in the third quarter of 2016, resulting in cash distributions of $180 million in the nine months ended October 2, 2016 compared to $540 million in the nine months ended September 27, 2015.

	Schedule 2
The Kraft Heinz Company Pro Forma Condensed Combined Statements of Income(a) (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Net sales	$6,267	$6,363	$19,630	$20,323
Cost of products sold(b)	4,049	4,314	12,503	13,579
Gross profit	2,218	2,049	7,127	6,744
Selling, general and administrative expenses(c)	805	1,397	2,565	3,496
Operating income	1,413	652	4,562	3,248
Interest expense	311	460	824	1,262
Other expense/(income), net	(3)	108	(5)	298
Income/(loss) before income taxes	1,105	84	3,743	1,688
Provision for/(benefit from) income taxes	262	69	1,045	562
Net income/(loss)	843	15	2,698	1,126
Net income/(loss) attributable to noncontrolling interest	1	3	10	10
Net income/(loss) attributable to Kraft Heinz	842	12	2,688	1,116
Preferred dividends(d)	—	180	180	540
Net income/(loss) attributable to common shareholders	$842	$(168)	$2,508	$576

Basic common shares outstanding	1,218	1,213	1,216	1,198
Diluted common shares outstanding	1,228	1,213	1,226	1,222

Per share data applicable to common shareholders:
Basic earnings per share	$0.69	$(0.14)	$2.06	$0.48
Diluted earnings per share	0.69	(0.14)	2.05	0.47

(a) There are no pro forma adjustments in the three and nine months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period. Refer to Schedules 10 and 11 for additional information on the pro forma adjustments for the three and nine months ended September 27, 2015.

(b) Integration and restructuring expenses in cost of products sold were as follows: $152 million in the three months ended October 2, 2016 ($102 million after-tax), $161 million in the three months ended September 27, 2015 ($104 million after-tax), $532 million in the nine months ended October 2, 2016 ($361 million after-tax), and $301 million in the nine months ended September 27, 2015 ($203 million after-tax).

(c) Integration and restructuring expenses in selling, general and administrative expenses were as follows: $85 million in the three months ended October 2, 2016 ($57 million after-tax), $321 million in the three months ended September 27, 2015 ($214 million after-tax), $249 million in the nine months ended October 2, 2016 ($169 million after-tax), and $380 million in the nine months ended September 27, 2015 ($256 million after-tax).

(d) In connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015. Accordingly, there were no cash distributions related to the Company's Series A Preferred Stock in the first quarter of 2016. Additionally, as the Series A Preferred Stock was redeemed on June 7, 2016, there were no cash distributions in the third quarter of 2016, resulting in cash distributions of $180 million in the nine months ended October 2, 2016 compared to $540 million in the nine months ended September 27, 2015.

					Schedule 3
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales(a)	Impact of Currency	Impact of Divestitures	Organic Net Sales	Price	Volume/Mix
October 2, 2016
United States	$4,395	$—	$—	$4,395
Canada	550	—	—	550
Europe	513	(40)	—	553
Rest of World	809	8	—	801
	$6,267	$(32)	$—	$6,299

September 27, 2015
United States(b)	$4,449	$—	$—	$4,449
Canada	539	—	—	539
Europe(b)	600	—	—	600
Rest of World(b)	775	2	—	773
	$6,363	$2	$—	$6,361

Year-over-year growth rates
United States(b)	(1.2)%	—	—	(1.2)%	(0.7) pp	(0.5) pp
Canada	2.0%	—	—	2.0%	(1.4) pp	3.4 pp
Europe(b)	(14.5)%	(6.7) pp	—	(7.8)%	(2.9) pp	(4.9) pp
Rest of World(b)	4.4%	0.8 pp	—	3.6%	1.9 pp	1.7 pp
Kraft Heinz	(1.5)%	(0.5) pp	—	(1.0)%	(0.7) pp	(0.3) pp

(a) There are no pro forma adjustments in the three and nine months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period.

(b) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $92 million of pro forma net sales for the three months ended September 27, 2015 from the United States segment to the Rest of World segment ($91 million) and Europe segment ($1 million).

					Schedule 4
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales(a)	Impact of Currency	Impact of Divestitures	Organic Net Sales	Price	Volume/Mix
October 2, 2016
United States	$13,802	$—	$—	$13,802
Canada	1,692	(89)	—	1,781
Europe	1,644	(77)	—	1,721
Rest of World	2,492	(117)	—	2,609
	$19,630	$(283)	$—	$19,913

September 27, 2015
United States(b)	$13,939	$—	$—	$13,939
Canada	1,754	—	—	1,754
Europe(b,c)	1,847	—	43	1,804
Rest of World(b)	2,783	346	—	2,437
	$20,323	$346	$43	$19,934

Year-over-year growth rates
United States(b)	(1.0)%	—	—	(1.0)%	0.2 pp	(1.2) pp
Canada	(3.5)%	(5.0) pp	—	1.5%	1.9 pp	(0.4) pp
Europe(b,c)	(11.0)%	(4.2) pp	(2.2) pp	(4.6)%	(2.7) pp	(1.9) pp
Rest of World(b)	(10.5)%	(17.6) pp	—	7.1%	3.1 pp	4.0 pp
Kraft Heinz	(3.4)%	(3.1) pp	(0.2) pp	(0.1)%	0.5 pp	(0.6) pp

(a) There are no pro forma adjustments in the nine months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period.

(b) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $263 million of pro forma net sales for the nine months ended September 27, 2015 from the United States segment to the Rest of World segment ($261 million) and Europe segment ($2 million).

(c) The Company increased Europe Organic Net Sales by $2 million from the amount previously published for the nine months ended September 27, 2015 to reflect a correction to the Impact of Divestitures.

	Schedule 5
The Kraft Heinz Company Reconciliation of Pro Forma Net Income/(Loss) to Adjusted EBITDA (in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Pro forma net income/(loss)(a)	$843	$15	$2,698	$1,126
Interest expense	311	460	824	1,262
Other expense/(income), net	(3)	108	(5)	298
Provision for/(benefit from) income taxes	262	69	1,045	562
Operating income	1,413	652	4,562	3,248
Depreciation and amortization (excluding integration and restructuring expenses)	116	193	401	619
Integration and restructuring expenses	237	482	781	681
Merger costs	4	139	33	193
Unrealized losses/(gains) on commodity hedges	22	—	(23)	(23)
Impairment losses	—	—	53	58
Losses/(gains) on sale of business	—	—	—	(21)
Nonmonetary currency devaluation	1	—	4	49
Equity award compensation expense (excluding integration and restructuring expenses)	10	16	30	60
Adjusted EBITDA	$1,803	$1,482	$5,841	$4,864

Segment Adjusted EBITDA:
United States(b)	$1,349	$1,033	$4,360	$3,364
Canada	148	110	491	374
Europe(b)	183	223	572	662
Rest of World(b)	150	152	525	570
General corporate expenses	(27)	(36)	(107)	(106)
Adjusted EBITDA	$1,803	$1,482	$5,841	$4,864

(a) There are no pro forma adjustments in the nine months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period.

(b) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended September 27, 2015, this change resulted in the reclassification of $28 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($27 million) and Europe segment ($1 million). For the nine months ended September 27, 2015, this change resulted in the reclassification of $73 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($72 million) and Europe segment ($1 million).

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA(a)	Impact of Currency	Constant Currency Adjusted EBITDA
October 2, 2016
United States	$1,349	$—	$1,349
Canada	148	2	146
Europe	183	(19)	202
Rest of World	150	2	148
General corporate expenses	(27)	—	(27)
	$1,803	$(15)	$1,818

September 27, 2015
United States(b)	$1,033	$—	$1,033
Canada	110	—	110
Europe(b)	223	—	223
Rest of World(b)	152	(2)	154
General corporate expenses	(36)	—	(36)
	$1,482	$(2)	$1,484

Year-over-year growth rates
United States(b)	30.6%	—	30.6%
Canada	34.5%	1.8 pp	32.7%
Europe(b)	(17.9)%	(8.5) pp	(9.4)%
Rest of World(b)	(1.3)%	2.6 pp	(3.9)%
General corporate expenses	(25.0)%	—	(25.0)%
Kraft Heinz	21.7%	(0.8) pp	22.5%

(a) There are no pro forma adjustments in the three and nine months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period.

(b) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended September 27, 2015, this change resulted in the reclassification of $28 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($27 million) and Europe segment ($1 million).

			Schedule 7
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA(a)	Impact of Currency	Constant Currency Adjusted EBITDA
October 2, 2016
United States	$4,360	$—	$4,360
Canada	491	(25)	516
Europe	572	(34)	606
Rest of World	525	(22)	547
General corporate expenses	(107)	—	(107)
	$5,841	$(81)	$5,922

September 27, 2015
United States(b)	$3,364	$—	$3,364
Canada	374	—	374
Europe(b)	662	—	662
Rest of World(b)	570	99	471
General corporate expenses	(106)	—	(106)
	$4,864	$99	$4,765

Year-over-year growth rates
United States(b)	29.6%	—	29.6%
Canada	31.3%	(6.7) pp	38.0%
Europe(b)	(13.6)%	(5.1) pp	(8.5)%
Rest of World(b)	(7.9)%	(24.0) pp	16.1%
General corporate expenses	0.9%	—	0.9%
Kraft Heinz	20.1%	(4.2) pp	24.3%

(a) There are no pro forma adjustments in the nine months ended October 2, 2016 as Kraft and Heinz were a combined company for the entire period.

(b) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the nine months ended September 27, 2015, this change resulted in the reclassification of $73 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($72 million) and Europe segment ($1 million).

	Schedule 8
The Kraft Heinz Company Reconciliation of Pro Forma Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Pro forma diluted EPS(a)	$0.69	$(0.14)	$2.05	$0.47
Integration and restructuring expenses(b)(c)	0.13	0.27	0.43	0.38
Merger costs(b)(d)	—	0.31	0.02	0.48
Unrealized losses/(gains) on commodity hedges(b)(e)	0.01	—	(0.02)	(0.01)
Impairment losses(b)(e)	—	—	0.03	0.03
Losses/(gains) on sale of business(b)(e)	—	—	—	(0.01)
Nonmonetary currency devaluation(b)(f)	—	—	—	0.23
Preferred dividend adjustment(g)	—	—	(0.10)	—
Adjusted EPS	$0.83	$0.44	$2.41	$1.57

(a)	There are no pro forma adjustments in the three and nine months ended October 2, 2016, as Kraft and Heinz were a combined company for the entire period.

(b)	Income tax expense associated with these items is based on applicable jurisdictional tax rates and deductibility assessment of individual items.

(c)	Integration and restructuring expenses include the following gross expenses:

•
Expenses recorded in cost of products sold were $152 million for the three months and $532 million for the nine months ended October 2, 2016 and $161 million for the three months and $301 million for the nine months ended September 27, 2015;

•
Expenses recorded in SG&A were $85 million for the three months and $249 million for the nine months ended October 2, 2016 and $321 million for the three months and $380 million for the nine months ended September 27, 2015

•
Expenses recorded in other expense/(income), net, were $2 million for the three and nine months ended October 2, 2016 (there were no such expenses for the three and nine months ended September 27, 2015).

(d)	Merger costs include the following gross expenses:

•
Expenses recorded in cost of products sold were $1 million for the three months and $2 million for the nine months ended October 2, 2016, and $4 million for the three and nine months ended September 27, 2015;

•
Expenses recorded in SG&A were $3 million for the three months and $31 million for the nine months ended October 2, 2016 and $135 million for the three months and $189 million for the nine months ended September 27, 2015;

•
Expenses recorded in interest expense were $207 million for the three months and $466 million for the nine months ended September 27, 2015 (there were no such expenses for the three and nine months ended October 2, 2016); and,

•
Expenses recorded in other expense/(income), net, were $113 million for the three and $139 million for the nine months ended September 27, 2015 (there were no such expenses for the three and nine months ended October 2, 2016).

(e)	Refer to the reconciliation of pro forma net income/(loss) to Adjusted EBITDA for the related gross expenses.

(f)	Nonmonetary currency devaluation includes the following gross expenses/(income):

•
Expenses recorded in cost of products sold of $1 million for the three months and $4 million for the nine months ended October 2, 2016 and $49 million the nine months ended September 27, 2015 (there were no such expenses for the three months ended September 27, 2015); and,

•
Expenses/(income) recorded in other expense/(income), net, including income of $6 million for the three months and expense of $1 million for the nine months ended October 2, 2016 and expense of $234 million for the nine months ended September 27, 2015 (there were no such expenses for the three months ended September 27, 2015).

(g)
For Adjusted EPS, the Company presents the impact of the Series A Preferred Stock dividend payments on an accrual basis. Accordingly, the Company includes adjustments to EPS to include $180 million of Series A Preferred Stock dividends during the first quarter of 2016 (to reflect the March 7, 2016 Series A Preferred Stock dividend that was paid in December 2015) and to exclude $51 million of Series A Preferred Stock dividends during the second quarter of 2016 (to reflect that it was redeemed on June 7, 2016).

		Schedule 9
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions) (Unaudited)
	October 2, 2016	January 3, 2016
ASSETS
Cash and cash equivalents	$3,920	$4,837
Trade receivables	855	871
Sold receivables	208	583
Inventories	3,108	2,618
Other current assets	852	871
Total current assets	8,943	9,780
Property, plant and equipment, net	6,490	6,524
Goodwill	44,518	43,051
Intangible assets, net	59,620	62,120
Other assets	1,509	1,498
TOTAL ASSETS	$121,080	$122,973

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$653	$4
Current portion of long-term debt	2,047	79
Trade payables	3,456	2,844
Accrued marketing	708	856
Accrued postemployment costs	164	328
Income taxes payable	142	417
Interest payable	311	401
Dividends payable	769	762
Other current liabilities	1,164	1,241
Total current liabilities	9,414	6,932
Long-term debt	29,980	25,151
Deferred income taxes	20,706	21,497
Accrued postemployment costs	2,367	2,405
Other liabilities	745	752
TOTAL LIABILITIES	63,212	56,737

Redeemable noncontrolling interest	—	23
9.00% cumulative compounding preferred stock, Series A	—	8,320

Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,567	58,375
Retained earnings/(deficit)	374	—
Accumulated other comprehensive income/(losses)	(1,229)	(671)
Treasury stock, at cost	(82)	(31)
Total shareholders' equity	57,642	57,685
Noncontrolling interest	226	208
TOTAL EQUITY	57,868	57,893
TOTAL LIABILITIES AND EQUITY	$121,080	$122,973

				Schedule 10
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Three Months Ended September 27, 2015 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$6,120	$243	$—		$6,363
Cost of products sold	4,492	169	(347)	(a)	4,314
Gross profit	1,628	74	347		2,049
Selling, general and administrative expenses	1,229	264	(96)	(b)	1,397
Operating income	399	(190)	443		652
Interest expense	460	—	—		460
Other expense/(income), net	108	—	—		108
Income/(loss) before income taxes	(169)	(190)	443		84
Provision for/(benefit from) income taxes	(49)	(52)	170	(c)	69
Net income/(loss)	(120)	(138)	273		15
Net income/(loss) attributable to noncontrolling interest	3	—	—		3
Net income/(loss) attributable to Kraft Heinz	(123)	(138)	273		12
Preferred dividends	180	—	—		180
Net income/(loss) attributable to common shareholders	$(303)	$(138)	$273		$(168)

Basic common shares outstanding					1,213
Diluted common shares outstanding					1,213

Per share data applicable to common shareholders:
Basic earnings per share					$(0.14)
Diluted earnings per share					(0.14)

(a)	Represents the elimination of nonrecurring non-cash costs related to the fair value adjustment of Kraft’s inventory.

(b)	Reflects 2015 Merger-related adjustments including certain deal costs related to the 2015 Merger.

(c)	Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.

				Schedule 11
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Nine Months Ended September 27, 2015 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$11,214	$9,109	$—		$20,323
Cost of products sold	7,857	6,103	(381)	(a)	13,579
Gross profit	3,357	3,006	381		6,744
Selling, general and administrative expenses	2,005	1,532	(41)	(b)	3,496
Operating income	1,352	1,474	422		3,248
Interest expense	1,055	247	(40)	(c)	1,262
Other expense/(income), net	314	(16)	—		298
Income/(loss) before income taxes	(17)	1,243	462		1,688
Provision for/(benefit from) income taxes	(16)	400	178	(d)	562
Net income/(loss)	(1)	843	284		1,126
Net income/(loss) attributable to noncontrolling interest	10	—	—		10
Net income/(loss) attributable to Kraft Heinz	(11)	843	284		1,116
Preferred dividends	540	—	—		540
Net income/(loss) attributable to common shareholders	$(551)	$843	$284		$576

Basic common shares outstanding					1,198
Diluted common shares outstanding					1,222

Per share data applicable to common shareholders:
Basic earnings per share					$0.48
Diluted earnings per share					0.47

(a)
Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans and the elimination of nonrecurring non-cash costs related to the fair value adjustment of Kraft’s inventory.

(b)
Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; incremental compensation expense due to the fair value remeasurement of certain Kraft's equity awards; and, certain deal costs related to the 2015 Merger.

(c)
Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(d)	Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.